CODE OF ETHICS

Last Updated: June 2017

Rule 17j-1 under the Investment Company Act of 1940, as amended, requires the RMB Investors Trust to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any act, practice or course of business prohibited by Rule 17j-1. Accordingly, the board of trustees of the Trust has adopted this Code of Ethics, as set forth below.

I.Definitions
1.“Access Person” shall have the same meaning as that set forth in Rule 17j-
1(a)(1) of the 1940 Act, which includes the Independent Trustees.

2. “Adviser” shall mean RMB Capital Management, LLC (“RMB” or the “Adviser”)

3. “Adviser Access Person” shall mean a supervised person, as defined in the
Investment Advisers Act of 1940, as amended, (i) who has access to nonpublic information regarding the purchase or sale of the Trusts’ securities, or nonpublic information regarding the portfolio holdings of the Trusts, or (ii) is involved in making securities recommendations to the Trusts, or who has access to such recommendations that are nonpublic. All employees, directors, officers and partners of RMB, shall be considered Adviser Access Persons so long as RMB provides investment advice as its primary business. For the purposes of this Code, an Adviser Access Person does not include any person who is subject to securities transaction reporting requirements of the Adviser’s Code of Ethics which contains provisions that are substantially similar, including reporting obligations, to those in this Code and which are in compliance with Rule 17j-1 of the 1940 Act.

4. “Adviser’s Code of Ethics” shall mean the Code of Ethics of RMB with respect to personal securities transactions.

5. “Beneficial Ownership” shall mean a direct or indirect “pecuniary interest” (as defined in subparagraph (a)(2) of Rule 16a-1 under the 1934 Act) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of
“pecuniary interest” in subparagraph (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An Access Person is presumed to have beneficial ownership of any family member’s account. The definition of
“Beneficial Ownership” for purposes of the Code is very broad and may include securities you would not intuitively consider to be owned by you. If you have any questions as to whether you

beneficially own a security for purposes of the Code, contact the Compliance Department.

6. A Security is being “considered for purchase or sale” by a Fund when a recommendation that such Fund purchase or sell the Security has been made by the Adviser or an Access Person of the Adviser or Trust.

7. “Code” shall mean this Code of Ethics.

8. “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the
1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

9. “Compliance Officer” shall mean (i) with respect to the Adviser, a person designated by the Adviser to receive reports and take certain actions, as provided in the Adviser’s Code of Ethics, and (ii) with respect to the Trust, a person designated by the Trust to receive reports and take certain actions, as provided in this Code of Ethics.

10. “Fund” or “Funds” shall mean the portfolio series of the Trust.

11. “Interested Person” shall have the meaning as considered in Section 2(a)(19)
of the 1940 Act.

12. “Independent Trustee” shall mean any trustee of the Trust who is not an
Interested Person of the Trust.

13. “Investment Company Access Person” shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2), of the Trust other than an
Independent Trustee or an Adviser Access Person.

14. “Investment Personnel” shall mean the portfolio managers and other employees of the Trust or the Adviser who participate in making investment recommendations to the Trust, and persons in a control relationship to the Trust who obtain information about investment recommendations made to the Trust.

15. “Purchase” or “sale” of a Security includes, among other things, any option to purchase or sell a Security, and any security convertible into or exchangeable for a Security.

16. “Security” shall have the same meanings as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) and shall include exchange traded funds and securities that operate in a substantially similar manner as traditional exchange traded funds except that it shall not include securities issued by the
Government of the United States or an agency or

instrumentality thereof (including all short-term debt securities which are
“government securities” within the meaning of Section 2(a)(16) of the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

17. “Trust” shall mean RMB Investors Trust.

II. Code Provisions Applicable to All Access Persons
No Access Person of the Trust, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust (within the meaning of Rule 17j-1(a)(10), shall:

1.Employ any device, scheme or artifice to defraud the Trust;

2.      Make any untrue statement of a material fact to the Trust or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

4. Engage in any manipulative practice with respect to the Trust.

III. Code Provisions Applicable Only to Adviser Access Persons
1.    Code of Ethics. The provisions of the Adviser’s Code of Ethics are hereby     adopted as the Code of Ethics of the Trust applicable to Adviser Access Persons. A violation of the Adviser’s Code of Ethics by any Adviser Access Person shall also constitute a violation of this Code of Ethics. All filings required under the Adviser’s Code of Ethics shall be deemed to be filings with the Trust under this Code of Ethics, and shall at all times be available to the Trust.

2.    Annual Issues and Certification Report. At periodic intervals established by the trustees of the Trust, but no less frequently than annually, the Compliance Officer of the Adviser shall provide a written report to the trustees of the Trust of all issues raised by Adviser Access Persons of the Adviser’s Code of Ethics during such period, including but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations. Additionally, the Adviser will provide the trustees of the Trust a written certification which certifies to the trustees of the Trust that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

IV. Code Provisions Applicable Only to Independent Trustees and Investment Company Access Persons
1.Prohibited Purchases and Sales. No Independent Trustee of the Trust or Investment Company Access Persons shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee’s actual knowledge at the time of such purchase or sale:

(a)    is being considered for purchase or sale by a Fund; or

(b)    is being purchased or sold by a Fund.

2.Exempted Transactions. The prohibitions of Section IV.1 of this Code shall not apply to:

(a) purchases or sales effected in any account in which the Investment Company Access Person may have a Beneficial Interest, but no direct or indirect influence or control, such as a blind trust;

(b) purchases or sales which are non-volitional on the part of the Independent Trustee of the Trust;

(c)purchases or sales of U.S. government securities, shares of open-end investment companies (including of the Funds) and bank certificates of deposit or commercial paper;

(d) purchases or sales which are part of an automatic dividend reinvestment plan;

(e) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(f) sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(g) purchases or sales other than those exempted in (a) through (f) above, that receive the prior approval of the Funds’ Compliance Officer because they are not inconsistent with this Code or the provisions of Rule 17j-1(a) under the 1940 Act.

3. Certification of Compliance. Each Independent Trustee and Investment Company Access Person is required to certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. To accomplish this, the Secretary of the Funds shall annually distribute a copy of the Code and request certification.

V. Reporting, Review and Certification Provisions
1.Reporting Applicable Only to Independent Trustees.

(a) Whether or not one of the exemptions listed in Section IV.2 above applies, each Independent Trustee of the Trust shall file with the

Compliance Officer of the Trust a written report containing the information described in Section V.1(b) below with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trust should have known, that during the 15-day period immediately preceding or after the date of that transaction:

(i)    such Security was or is to be purchased or sold by a Fund, or

(ii)    such Security was or is being considered for purchase or sale by a Fund;

provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction exempted pursuant to Section IV.2(a). Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates;

(b) Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i) the date of the transaction, the exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable) and the principal amount of each Security involved;

(ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii) the price at which the transaction was effected; and

(iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section IV.1 above with respect to which the Independent Trustee relies upon one of the exemptions provided in Section IV.2 above shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

2. Reporting Applicable Only to Investment Company Access Persons.

(a) Whether or not one of the exemptions listed in Section IV.2 above applies, each Investment Company Access Person shall file with the Compliance Officer of the Trust:

(b) Within 10 days of becoming an Investment Company Access Person, an initial holdings report which must include information current as of a date no more than 45 days from the date of becoming an Investment Company Access Person.
Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Investment Company Access
Person and the name of the broker with which the account is maintained;

(c) An annual holdings report which updates the information provided in the initial holdings report which must include information current as of a date no more than 45 days from the date of the end of the calendar year;

(d) A quarterly transaction report containing the information described below with respect to each transaction in any Security in which such Investment
Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment
Company Access Person shall not be required to make a report with respect to any transaction exempted pursuant to Section IV.2(a). Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the
Investment Company Access Person has any direct or indirect Beneficial
Ownership in the Security to which the report relates. Such report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i) the date of the transaction, the exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable), and the principal amount of each Security involved;

(ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii) the price at which the transaction was effected;

(iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v) date of submission of the report.

Any report concerning a purchase or sale prohibited under Section IV.1 above with respect to which the Investment Company Access Person relies upon one of the exemptions provided in Section IV.2 above shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

3. Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section V.2 and V.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the trustees of the Trust. The trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section IV.2. Before making any determination that a violation has occurred, the trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the person whose transaction is in question.

4. Certification of Compliance. Each Independent Trustee and Investment Company Access Person is required to certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. To accomplish this, the Secretary of the Funds shall annually distribute a copy of the Code and request certification.

VI. Code Provisions Applicable Only to Investment Personnel (Investments in IPOs and Private Placements)
In addition to the applicable provisions for Investment Company Access Persons and Adviser Access Person noted above, Investment Personnel must pre-clear all investments in IPOs and Private Placements with the Compliance Officer.

VII. Review by the Board
The officers of the Funds shall prepare an annual report to the Board that:

1.Summarizes existing procedures concerning personal investing and any changes in those procedures during the past year;

2. Identifies any material violations of the Code;

3. Identifies any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

4. Contains a certification to the trustees of the Trust that the Trust has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code.

VIII. Sanctions
If the trustees of the Trust determine that a material violation of this Code has occurred, the trustees may take such action and impose such sanctions as said trustees deem appropriate.

IX. Miscellaneous Provisions
1.Amendment or Revision of Adviser’s Code of Ethics. Any amendment or revision of the Adviser’s Code of Ethics shall be deemed to be an amendment or revision of Section III.1 of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Trust.

2. Records. The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

(a)    A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(b)    A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c)    A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which its is made, the first two years in an easily accessible place;

(d)    A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place; and

(e)    A record of all IPO and private placement investments permitted and the reasons therefore.

3. Confidentiality. All reports of securities transactions and any other information filed with the Trust or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

4. Interpretation of Provisions. The trustees of the Trust may from time to time adopt such interpretation of this Code as they deem appropriate.

5. Effect of Violation of this Code. In adopting Rule 17j-1, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code of Ethics, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1.

Adopted: June 7, 2017